EXHIBIT 10.2

PROMISSORY NOTE
(Secured by First Priority Preferred Ship Mortgage)

$2,975,000.00		Petoskey, Michigan
June 10, 2010

     For value received, Rotate Black, Inc, of 932 Spring Street Suite #201  Petoskey, Michigan 49770 (hereinafter “Borrower”) promises to pay to the order of Cruise Holding II, LLC, (“Lender”), c/o Bilzin Sumberg  Baena Price & Axelrod, LLP 200 S. Biscayne Blvd., Suite 2500, Miami, Florida 33131 or at such other place as may be designated in writing by Lender, the principal sum of TWO MILLION NINE HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND 00/ CENTS  ($2,975,000.00) U.S. with interest thereon at the rate of FOURTEEN AND ONE-HALF percent per annum (14.5%) (the "Interest Rate") (based on a 360 day year and charged on the basis of actual days elapsed) (the "Loan").  All sums owing hereunder are payable in lawful money of the United States of America.

REPAYMENT SHALL BE MADE UPON THE FOLLOWING
TERMS AND CONDITIONS:
1.)
Commencing JUNE 10, 2010, Borrower shall pay the sum of THIRTY FIVE THOUSAND  DOLLARS AND 00/ CENTS ($35,000.00) interest only on the Tenth (10th) day of each month for the next 12 months. On June 10, 2011 (the "Maturity Date"), the outstanding principal balance of $2,975,000.00 shall be due and payable in full, along with any accrued and unpaid interest or any other amounts due to Lender hereunder.

2.)
From and after the occurrence of a default hereunder or under any other obligation of Borrower to Lender (whether or not such default is subsequently cured) including, without limitation, (a) the Preferred Ship Mortgage granted by Borrower in favor of Lender of even date herewith (the "Preferred Ship Mortgage"), or (b) that certain Promissory Note in the amount of $600,000 by Borrower in favor of Lender of even date herewith (the "$600,000 Note"), the Interest Rate shall be increased to Twenty Percent (20%).

3.)
Each payment received by Lender from Borrower shall be applied first to accrued interest and then to reduce the principal balance of this promissory note. Payment shall be by WIRE TRANSFER, to (or such other account as may be designated by Lender):

MARK CALVERT, Chapter 11 Trustee for Cruise Holding II, LLC
c/o Bilzin Sumberg  Baena Price & Axelrod, LLP,
Bank Account at: ________________________
Located at: ______________________________________
Account number: _________________,  routing number:___________________ .

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DEFAULT

Each of the following shall constitute a Default hereunder:

A.	At the Lender's option, failure to pay when due any sums payable hereunder; or

B.
The occurrence of:
i)  Borrower filing of a petition for relief under the Bankruptcy Reform Act of 1978, as amended or modified ("Bankruptcy Code"), or under any other insolvency statutes under federal or state law ("Debtor Relief Law"); or ii) the entry or issuance of an order for relief in a case brought against the Borrower under the Bankruptcy Code or other Debtor Relief Law; or iii) the Borrower filing any pleading in any involuntary proceeding under the Bankruptcy Act or other Debtor Relief Law which admits the jurisdiction of the court or the petitioner's material allegations regarding the Borrower's insolvency; or iv) the Borrower making a general assignment for the benefit of creditors; or v) the Borrower or any creditor of the Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of the Borrower or any of its property; or vi) the dissolution of the Borrower; or

C.
The Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other Debtor Relief Law, that is filed against either the Borrower or in any way restrains or limits the Lender regarding the Loan prior to the earlier of the entry of an order granting relief sought in the involuntary petition, or thirty (30) days after the filing of the petition; or

D.	The occurrence of a default under the Preferred Ship Mortgage or the $600,000 Note or other security instrument securing this note; or

E.	At the Lender's option, default by the Borrower under the terms of any agreement(s) or instrument(s) pursuant to which the Borrower has borrowed money from any person or entity; or

F.
The occurrence of an act or event causing or that may cause a preferred maritime lien senior to Lender's Preferred Ship Mortgage to attach to the Vessel (as hereinafter defined) pursuant to the Commercial Instruments and Maritime Liens Act (46 U.S.C. §§ 31301, et seq.), the general maritime law of the United States, or any other theory of recovery, and the failure of Borrower to discharge such lien or otherwise obtain a release from any potential lienor within ten (10) days.

G.
The occurrence of any of the events specified in paragraphs B, C, D, E or F hereof with respect to any person or entity in any manner obligated to the Lender under this note, including, but not limited to, any guarantor.

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OCCURRENCES IN CASE OF DEFAULT

If any default occurs, the Lender may, at its sole option, declare all sums owing under this note immediately due and payable: provided, however that if any documents related to this note provides for automatic acceleration of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document, and further provided that if a Default defined in paragraph B or C occurs, all sums owing hereunder shall be automatically due and payable as of the date of such occurrence.

If any attorney is engaged by the Lender to enforce, construe or defend any provision of this note, the Preferred Ship Mortgage, the $600,000 Note, or other security instrument securing this note or the $600,000 Note, or as a consequence of any Default, with or without the filing of any legal action or proceedings, the Borrower shall immediately pay on demand all attorney's fees and other costs incurred by the Lender, together with interest thereon from the date of such demand until paid at the rate applicable to the principal owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

No previous waiver and no failure or delay by the Lender in acting with respect to the terms of this note, the Preferred Ship Mortgage, the $600,000 Note or any security agreement or other security instrument securing this note or the $600,000 Note shall constitute a waiver or any breach, default or failure of condition under this note, or any such security instrument.  A waiver of any terms of this note must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of this note and the terms of any other document related to the loan evidenced by this note, the terms of this note shall prevail.

If this note is executed by more than one person or entity as the borrower, the obligations of each person or entity shall be joint and several.  No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Each Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of costs, expenses or losses and interest thereon; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this note or in proceeding against any of the rights or interests in or to properties securing payment of this note. Time is of the essence with respect to every provision hereof.

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This note shall be construed and enforced in accordance with the laws of the State of Florida, except to the extent that Federal laws preempt the laws of the State of Florida, and all persons and entities in any manner obligated under this note consent to the jurisdiction of any Federal or State Court within the State of Florida on having proper venue and also consent to service of process by any means authorized by Florida or Federal law.

The Borrower acknowledges that this Promissory Note is made in connection with the sale by Lender of the Vessel (the "Vessel") known as:
“BIG EASY”, a Year: 193, LOA: 226’ 5”, Builder: CUSTOM
Type: 1200 PASSENGER, Official Number: USCG DOC # 998517.
THERE IS NO PENALTY FOR EARLY PARTIAL PAYMENT, OR FULL PAYMENT, OF THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE.

Borrower will add Lender to their insurance policy as LOSS PAYEE and further acknowledge there will be no major modifications to the vessel without prior written permission from Lender. Vessel will be insured for no less than $5,000,000.

Borrower will provide lender with additional security: Personal Guarantee from John Paulsen and a warrant for 51% of Borrower with a strike price of $1.00. Warrant can be exercised if in default for more than 30 days.

Borrower will allow routine inspection of the vessel by the Lender and/or Lenders  agent with 24 hours notice.

Borrower:__________________________________________________________
                              ROTATE BLACK, INC.
                              By:  John Paulsen, Vice President
    DL # __________________________  SS#__________________________________
    Address: 932 Spring Street Suite #201  City: Petoskey, Michigan
        State: Michigan     Zip: 49770

ALL PURPOSE ACKNOWLEDGEMENT
STATE OF: __________COUNTY OF: ___________________   On_____________, 2010 before me the undersigned notary personally appeared  John Paulsen, VP  personally known to me-or-proved to me on the basis satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signatures on the instrument the person (s), or the entity upon behalf of which the person (s) acted, executed the instruments.

WITNESS MY HAND AND OFFICIAL SEAL          COMMISSION EXPIRES: ___________________
______________________________________
Signature of Notary:                                      CAPACITY CLAIMED BY SIGNER

(  )     Individual’s                   (   )     Subscribing Witness                 (   )   Partner                               SIGNER IS REPRESENTING:
                                                                                                                                                                         ROTATE BLACK, INC.   (X )    Corporation  VP          (   )  Guardian/Conservator                    (   )   Attorney-In –Fact             Name of person (s) or entity (ies)
Officer(s)     ________  (   )     Other                                                      (   )   Trustee (s)                       __________

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